EXHIBIT 23
                                                                      ----------




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in (a) the Registration Statements of Birmingham Utilities, Inc. on Form S-8 dated July 25, 1995, (b) the Prospectus constituting part of the Registration Statement of Birmingham Utilities, Inc., on Form S-3 dated June 12, 1995, and (c) the Registration Statement of Birmingham Utilities, Inc. on Form S-8 dated February 24, 2000, and filed on February 28, 2000, of our report dated January 31, 2001 and appearing in the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the year ended December 31, 2000.



March 19, 2001                  /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.